Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

DOCKET NUMBER : 051521050
CONTROL NUMBER: 0018879
EFFECTIVE DATE: 05/26/2005
REFERENCE : 0077
PRINT DATE : 06/02/2005
FORM NUMBER : 611

CASSIDY INC.
ROBERT C. CASON
STE G, 160 MANCHESTER LANE
VILLA RICA, GA 30180

CERTIFICATE OF NAME CHANGE AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

CASSIDY, INC.
A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

TRUST ONE PAYMENT SERVICES, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox
Secretary of State

Amendments to Articles of Incorporation

Of

Cassidy Inc

EIN 58-2540737

Article 1.

The name of the corporation as adopted in April 20 2000 shall be changed to Trust One Payment services, Inc. The amendment was adopted by vote of the board of directors without shareholder approval in that shareholder approval was not required and that publication of "Notice of Change of Corporate Name" will be published pursuant to O.C.G.A.14-21006.1(b)

Article 2.

The company has issued 16,450,000 shares of common stock and authorized of 100,000,000 shares of stock. The par value for common share of $.0001 The Company may also issue 30,000,000 shares of preferred stock. The par value of preferred stock of $.0001.

Article 3.

The street address of the registered address is 160 Manchester Lane Suite G, Villa Rica Ga 30180, in Paulding Co.

Article 4.

The name and address of the incorporator is ROBERT C. CASON , 160 MANCHESTER LANE Suite G, VILLA RICA GA 30180.

Article 5.

The principal mailing address of the corporation is 160 Manchester Lane Suite G, Villa Rica Ga, 30180

IN WITNESS WHERE OF, the undersigned executed these Amendments to the Articles of Incorporation. This 12 day in May of 2005.

ROBERT C. CASON
PRESIDENT/CEO

160 MANCHESTER LANE SUITE G
VILLA RICA GA 30180
PHONE NUMBER 770-947-6000
FAX 770-947-6004